UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014 (May 12, 2014)

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 12, 2014, the Board of Directors of Navient Corporation (the “Company”) unanimously approved the appointment of Linda A. Mills as director to fill an existing vacancy, effective immediately. Prior to the appointment, the Board of Directors determined that Ms. Mills is independent for purposes of the listing standards of the NASDAQ Global Select Market and the Company’s Corporate Governance Guidelines. Ms. Mills will serve on the Finance and Operations and Compensation and Personnel Committees of the Board of Directors.

Ms. Mills, age 64, currently serves as Corporate Vice President of Operations for Northrop Grumman Corporation, a position she has held since 2013. Previously, Ms. Mills served as Corporate Vice President and President of Northrop Grumman’s Information Systems sector.

Ms. Mills will be compensated for her board service in accordance with the standard compensation practices for non–employee directors, which are more fully described in the “Director Compensation” section of the Company’s Registration Statement on Form 10, as amended, filed with Securities and Exchange Commission on April 10, 2014 and declared effective on April 14, 2014. There are no arrangements or understandings between Ms. Mills and any other person pursuant to which she was selected to serve as a director of the Company, nor is she a participant in any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: May 16, 2014	By:	/s/ Eric Watson
Eric Watson
Vice President and Secretary